SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                ---------------


                                    FORM 8-K/A

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 15, 1997
                                                 -----------------

                       BIOJECT MEDICAL TECHNOLOGIES INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     Oregon
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



          0-15360                              93-1099680
   ------------------------         ------------------------------
  (Commission File Number)         (IRS Employer Identification No.)


      7620 SW Bridgeport Road
         Portland, Oregon                          97224
---------------------------------------          ---------
(Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code  (503) 639-7221
                                                    --------------


                                     N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)





Item 5.  Other Events

On September 30, 1997, the Company executed a binding letter agreement with Elan Corporation, plc ("Elan plc") and Elan International Services, Ltd. ("Elan"), a wholly-owned subsidiary of Elan plc, covering various investments in the Company by Elan, the formation of the Company's new subsidiary, Bioject JV Subsidiary Inc. ("JV Sub"), and a license (the "License") by
Elan plc to JV Sub of certain patents and know-how (the "Technology") related to systems for the continuous monitoring of glucose levels in persons with diabetes. The parties anticipate that an ambulatory monitoring system will be developed under the License. The system is expected to include a patch-like sensor coupled with a wrist watch-type monitoring device to measure glucose levels. Human clinical trials of the system are presently expected to begin in early 1998. The final documentation for the License and related transactions described below was executed on October 15, 1997. Elan plc is a worldwide drug delivery and biopharmaceutical company with its principal research and manufacturing facilities in Ireland, the United States and Israel. Elan plc's shares trade on the New York, London and Dublin Stock Exchanges.

JV Sub is owned 80.1 percent by the Company and 19.9 percent by Elan. Elan has invested approximately $3 million in JV Sub's
Common Stock and the Company has invested $12.015 million in JV
Sub's Common Stock.

Elan loaned the Company the funds the Company has invested in JV Sub. The loan is evidenced by a promissory note issued by the Company (the "Note"). The Note bears interest from and after October 15, 1997 at the rate of 9% until December 31, 1997 and 12% thereafter.

The Company will be calling a special meeting of its shareholders to approve (i) the exchange of the Note for the Company's convertible preferred stock, (ii) the issuance of convertible preferred stock to fund future financing obligations of JV
Sub and (iii) the issuance of a warrant to the Company's agent in connection with the transactions with Elan (the "Proposal").

If the Proposal is approved, the Note will be canceled and exchanged for the Company's Series A Convertible Preferred Stock and Series B
Convertible Preferred Stock.   Of the total outstanding principal
and accrued interest on the Note at the date of exchange, $10 million plus accrued interest on the Note will be exchanged for Series A Convertible Preferred Stock at $15.00 per share. The Series A Convertible Preferred Stock will accrue dividends at the rate of 9% per annum (compounded semi-annually). The remaining $2.015 million outstanding under the Note will be exchanged for Series B Convertible Preferred Stock at $15.00 per share, which will not accrue dividends. Each share of the Series A and Series B Convertible Preferred Stock is convertible into 10 shares of the Company's Common Stock, subject to adjustment.
At the end of seven years the orginal issuance price and accrued and unpaid dividends of any Series A and Series B Convertible Preferred Stock not previously converted or redeemed will convert automatically to common stock at a conversion price equal to the lesser of $1.50 per share or 80% of the then market price.

Elan plc has agreed to conduct at its expense certain research and development efforts related to the Technology until the first to occur of (i) commencement of human trials,
(ii) April 1, 1998 or (iii) the devotion by Elan plc to such further research and development efforts of aggregate Elan plc resources equal to $2.5 million. Following the completion of such research efforts at Elan plc, the responsibility for funding the project shifts to JV
Sub. Elan plc has agreed to make itself available to conduct other development and commercialization efforts as may be describe for it in one or more development plans to be agreed in good faith by JV Sub and Elan plc. JV Sub will be required to pay Elan plc for such further work, but if the Proposal is approved by the Company's shareholders, JV Sub would be receive a discounted price for such further work by Elan plc.

JV Sub intends to obtain up to $5 million of the funds required for the further development and commercialization of the
Technology in the form of the further investment in JV Sub equity of approximately $4 million by the Company and approximately $1
million by Elan.   The Company and Elan have indicated their
intention to make these further investments in JV Sub, provided that JV Sub's Board of Directors determines that such funds are required for development of the Technology pursuant to a
development plan which has been approved by Elan.   Each of the Company
and Elan have reserved the right to withhold its share of the additional funding, but each has agreed not to do so unreasonably. Elan will in any event not be obligated to fund any amount in excess of 25% of the amount of such additional investments by the Company, nor to make any further investments following the expiration of 30 months after the earlier of (i)
February 1, 1998 and (ii) the date of the Company's shareholders approve the Proposal.

Provided that the Company's shareholders approve the Proposal, the Company intends to obtain approximately $4 million necessary for its further investment in JV Sub equity by the sale to Elan of convertible preferred stock in that amount. The agreement by EIS to purchase such Series C Preferred Stock will expire 30 months after the date the Company's shareholders approve the Proposal.

The Company and JV Sub anticipate that significant levels of funding will be required to develop the Technology in addition to
the funding that is described above.   The additional funding
will be raised through the future issuances of debt or equity by either or both of the Company and JV Sub.

Subject to certain conditions, Elan has also agreed to loan JV Sub further funds to support the research, development and commercialization of the Technology after JV Sub has expended a specified amount on research and development and provided that JV Sub is not readily able to obtain such funds from other sources. Such funding would constitute senior indebtedness of JV Sub.

Under the License, Elan plc has granted JV Sub an exclusive license to the Technology in North America for use in glucose monitoring. If the Company's shareholders approve the Proposal, this will become an exclusive worldwide license for such use.
The continued exclusivity of JV Sub's License is contingent, on a country-by-country basis, on JV Sub's refraining from commercializing products which would compete with the products covered by the licensed Elan plc Technology. Further, the License itself is contingent, on a country-by-country basis, on JV Sub's diligently seeking and obtaining regulatory marketing approval for licensed products and on JV Sub's timely commercial launch of the licensed products in countries where such approval has been obtained.

The Company believes that the License is likely to run for most of the useful life of the products that may be commercialized under it. In the event that a significant percentage of JV Sub's equity is acquired by any one of a number of specified companies identified as actual or potential competitors of Elan plc, or any other entity to which Elan plc does not consent
(which consent shall not be unreasonably withheld), the license agreement may be immediately terminated at the option of Elan plc.

JV Sub has paid Elan plc an initial royalty under the License equal to $15 million.  In addition, JV Sub is required under the
License to pay Elan plc substantial further royalties in stated
amounts as certain milestones are achieved, including
commencement and completion of certain product trials, the filing of applications for regulatory marketing approval, and the grant of such approval.  If the Company's shareholders approve the
Proposal described herein, thereby extending the territory of the
License to be worldwide, the royalty payment called for upon the grant of US marketing approval will be split into two payments, one to be paid upon the grant of such US marketing approval and the other to be paid upon the grant of marketing approval in any other of certain
major nations listed.   Additionally, JV Sub will be required under the
License to pay Elan plc a continuing royalty equal to a percentage of the net revenues from sublicenses of the Technology or from the sale by JV Sub or its sublicensees of products covered by the licensed patents or that incorporate or apply the licensed know-how. The percentage royalty will increase in stages as the aggregate net revenues in a given fiscal year exceed stated levels. These stated levels will be greater if the Company's shareholders approve the Proposal, reflecting the larger potential market for such products under the License once its territory has been expanded to be worldwide.

Elan has invested $3 million in the Company in exchange for 2,727,273 shares of the Company's Common Stock and a five-year warrant to purchase an additional 1,750,000 shares of Common Stock at $2.50 per share. The Company has agreed that it will use its best efforts to cause a nominee of Elan to be elected to its Board of Directors for as long as Elan owns at least a 5 percent equity position in the Company (this level will increase to 10% in seven years). The Company's Board of Directors added Michael Sember, Elan's Vice President of Planning, Investment and Development, as a director effective October 16, 1997, the day following the closing of the transactions contemplated by the letter agreement.

Elan has agreed that for a period of three years it will not (i) purchase shares or assets of the Company from third parties (ii) participate in a tender or exchange offer, merger or other business acquisition involving the Company, (iii) participate in any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, (iv) solicit proxies or consents to vote any voting securities or the Company, (v) attempt to influence management or control of the Company or (vi) change the composition of the Company's Board of Directors; provided that such agreement will not apply if a tender offer or a proxy solicitation with respect to an acquisition proposal is made by a party which has been invited in writing by the Company or is unaffiliated with Elan.

Elan has also agreed to fund $500,000 of development expenses for the development of pre-filled medication applications for the Company's needle-free injection technology. The funding will commence in the first quarter of fiscal 1998, upon written request from the Company, in the form of grants to the Company in four equal, quarterly (in arrears) payments of $125,000.

For its services in connection with the transactions described above and the introduction of the Company to Elan, Raphael LLC, a management consulting company, will receive a cash payment in the amount of $150,000 and, subject to shareholder approval requested in the Proposal, a five-year warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price of $0.85 per share. If shareholder approval is not received, Raphael LLC will receive an additional cash payment in an amount to be negotiated in lieu of the warrant. For the period ended September 30, 1997, the Company has taken a charge to expense for the amount of the $15 million licensing fee, of which $12.015 million is reportable against the Company's consolidated results of operations. The difference between the aggregate amount of the licensing fee and the reportable net amount by the Company represents the portion of the fee allocable to the minority interest in JV Sub.

Certain statements in this report, including statements concerning the development, testing, marketing and product characteristics of glucose monitoring and pre-filled needle-free injection products intended to be developed, and other statements that are not statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of factors which could cause actual events in differ materially from those projected in the forward-looking statements, including uncertainties as to the parties' ability to develop the products presently contemplated, the possibility of delays, the availability of adequate additional financing, the ownership and protection of proprietary technology, the possibilities that competing technology could be developed by others and other risks and uncertainties described in Bioject's report on Form 10-K for the year ended March 31, 1997 and other reports filed with the Securities and Exchange Commission.


Item 7.  Exhibits

10.40** License Agreement between Elan Corporation, plc and
        Bioject JV Subsidiary Inc. dated October 15, 1997. Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to an Application for Confidential Treatment filed with the Commission under Rule 24b-2(b) under the Securities Exchange Act of 1934, as amended.

10.41*  Securities Purchase Agreement between Elan
        International Services, Ltd. and Bioject Medical Technologies Inc. dated October 15, 1997.

10.42*  Bioject Medical Technologies Inc. Registration Rights
        Agreement between Elan International Services, Ltd. and
        Bioject Medical Technologies Inc. dated October 15, 1997.

10.43* Series K Warrant to Purchase Shares of Common Stock dated October 15, 1997.

10.44** Promissory Note dated October 15, 1997 in favor of
        Elan International Services, Ltd.

10.45** Newco Subscription and Stockholders Agreement between
        Elan International Services, Ltd., Bioject Medical Technologies Inc. and Bioject JV Subsidiary Inc. dated October 15, 1997. Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to an Application for Confidential Treatment filed with the Commission under Rule 24b-2(b) under the Securities Exchange Act of 1934, as amended.

10.46** Bioject JV Subsidiary Inc. Registration Rights Agreement between Elan International Services, Ltd. and Bioject JV
        Subsidiary Inc. dated October 15, 1997.

10.47 Proposed terms of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

* Previously filed with the Company's Form 8-K filed on October 31, 1997. ** Previously filed.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  BIOJECT MEDICAL TECHNOLOGIES INC.



Date:   November 14, 1997          By /s/ Peggy J. Miller
                                   ----------------------------------
                                    Peggy J. Miller
                                    Vice President, Chief Financial
                                    Officer, Secretary/Treasurer



           LIST OF EXHIBITS ATTACHED TO THIS FORM 8-K/A

10.47 Proposed terms of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

                                                            Exhibit 10.47


                        PROPOSED TERMS OF THE
                  SERIES A CONVERTIBLE PREFERRED STOCK,
                  SERIES B CONVERTIBLE PREFERRED STOCK
                                 AND
                  SERIES C CONVERTIBLE PREFERRED STOCK


SECTION 1. Definitions. The following terms shall have the respective meanings ascribed to them below.

"Board" shall mean the Board of Directors of the Corporation.

"Business Day" shall mean any day other than Saturday, Sunday or a day on which federally-chartered banks located in New York, New
York or Portland, Oregon are permitted by law to be closed.

"Closing Date" shall mean October 15, 1997.

"Closing Price" at any date shall mean the last reported sale price of the Common Stock on the NASDAQ Stock Market or other principal market of the Common Stock on such date.

"Common Stock" shall mean, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation (other than any Preferred Stock) hereafter authorized that is not limited to a fixed amount of percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

"Conversion Stock" shall mean shares of the Corporation's Common
Stock issuable upon the conversion of any shares of Preferred
Stock.

"Excluded Stock" shall mean (i) shares of Common Stock issued or reserved for issuance by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock, or upon conversion of shares of the Preferred Stock, (ii) up to 3,650,000 shares of Common Stock (or Rights (as defined below)) therefor issued to directors, officers or employees of the Corporation or its affiliates (or in the case of options, granted at an exercise price) at less than Fair Value under a duly-enacted stock option or compensation plan, or (iii) any shares of Common Stock issuable upon exercise of any warrants currently outstanding or warrants which the Corporation has committed, as of October 15, 1997, to issue in the future.

"Fair Value" shall mean the fair market value of any securities or assets as reasonably and in good faith determined by the Board.

"Junior Securities" shall mean any of the Corporation's equity securities (whether or not currently authorized) that are junior in liquidation preference to the Preferred Stock.

"Liquidation Value" of any share of Series A Preferred Stock or
Series B Preferred Stock as of any particular date shall be equal to $15.00 per share. Liquidation Value of Series C Preferred
Stock is the Series C Issuance Price.

"Market Price" of any security shall mean the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the 10 trading days preceding the determination date. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ Stock Market or the over-the-counter market, the "Market Price" shall be the Fair Value thereof.

"Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
"Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, or, as the context requires, all such series of preferred stock of the Corporation.

"Preferred Issuance Price" shall mean the purchase price per share for the Series A Preferred Stock, which is $15.00, and the purchase price per share for the Series B Preferred Stock, which is $15.00.

"Series C Issuance Price" means the original price per share at which Series C Preferred Stock is issued.

"Subsidiary" shall mean any Person of which the shares of outstanding capital stock or other equity interests, as the case may be, possessing the voting power under ordinary circumstances in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through subsidiaries.

SECTION 2. Preferred Stock. (a) Series A Preferred Stock. 1,235,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series A Preferred Stock are required as set forth herein, including Section 7 hereof, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate actions and make all necessary or appropriate filings in connection therewith.

(b) Series B Preferred Stock. 200,000 shares of the preferred stock , without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series B Preferred Stock are required as set forth herein, including
Section 7 hereof, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate action and make all necessary or appropriate filings in connection therewith.

(c) Series C Preferred Stock. 200,000 shares of the preferred stock , without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series C Preferred Stock are required as set forth herein, including
Section 7 hereof, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate action and make all necessary or appropriate filings in connection therewith.

SECTION 3. Dividends. (a) General. (1) Series A Preferred Stock. Each outstanding share of Series A Preferred Stock shall accrue a dividend equal to 9% per annum of the Preferred Issuance Price of Series A Preferred Stock, compounded semi-annually beginning six months from the date of first issuance of Series A Preferred Stock; such dividend shall be paid by issuance of additional shares of Series A Preferred Stock, based upon a value equal to the Preferred Issuance Price.

(2) Series B Preferred Stock. The holder of each share of Series B Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of the Series C Preferred Stock and the holders of Common Stock, as if the Series B Preferred Stock had been converted into Common Stock immediately prior to the record date in respect thereof, when and as declared by the Board out of funds legally available for the declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid in respect of the Common Stock. Except as set forth above, such holders shall not be entitled to receive any dividends.

(3) Series C Preferred Stock. The holder of each share of Series +C Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of the Series B Preferred Stock and the holders of Common Stock, as if the Series C Preferred Stock had been converted into Common Stock immediately prior to the record date in respect thereof, when and as declared by the Board out of funds legally available for the declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid in respect of the Common Stock. Except as set forth above, such holders shall not be entitled to receive any dividends.

(b) Payment of Dividends. (1) Series A Preferred Stock. Dividends accrued and unpaid on shares of Series A Preferred Stock as of the Mandatory Conversion Date (as defined in Section 6(a)(1) below) shall be payable in accordance with Section 6 below.

(2) Series B Preferred Stock. Dividends payable in respect of the Series B Preferred Stock shall be paid as and when dividends are paid in respect of the Common Stock.

(3) Series C Preferred Stock. Dividends payable in respect of the Series C Preferred Stock shall be paid as and when dividends are paid in respect of the Common Stock.

(4)	Change in Dividend Rate.  If the Corporation shall fail to
declare or pay a dividend on a date on which dividends are to be compounded pursuant to Section 3(a)(1) hereof, dividends on each share of Series A Preferred Stock shall thereupon begin to accrue at the rate of 9% of the sum of (a) the Preferred Issuance Price and (b) accrued and unpaid dividends on such date. If a dividend that was accrued and unpaid on a date dividends are to be compounded is subsequently paid, the rate at which dividends accrue shall thereupon be lowered to reflect such payment.

SECTION 4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock shall be entitled to receive from amounts remaining after satisfaction of creditors and holders of securities (if any) with liquidation preferences senior to the Preferred Stock, and pro rata based on the respective outstanding liquidation preferences with holders of securities with a liquidation preference pari passu to the Preferred Stock, an amount equal to the Liquidation Value, plus accrued and unpaid dividends thereon, per share multiplied by the number of shares of Preferred Stock, held by such holder, until paid in full, in preference and priority to any distribution to any holder of Junior Securities. The Corporation shall provide written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of any shares of Preferred Stock.

SECTION 5. Voting Rights. (a) No Voting. Except as provided in Section 5(b) below or as required by the Oregon Business Corporation Act, the outstanding shares of Preferred Stock shall not be entitled to vote on any matter as to which stockholders of the Corporation shall be entitled to vote.

(b) Special Voting Rights. The Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the Series A Preferred Stock, voting as a class:

(1) amend or repeal any provision of, or add any provision to, the Corporation's Articles of Incorporation or By-laws if such action would adversely alter preferences, rights, privileges or powers of, or the restrictions provided herein for the benefit of, the Series A Preferred Stock;

(2) create a series of Preferred Stock with a liquidation preference senior to the Series A Preferred Stock;

(3)  effect any merger, consolidation or similar transaction; or

(4) increase or decrease the number of authorized shares of Series A Preferred Stock, except as required by Section 2 hereof.

SECTION 6.  Conversion.  (a) Series A Preferred Stock.
(1) Mandatory Conversion. All holders of Series A Preferred Stock shall be required to convert all of the outstanding shares of Series A Preferred Stock as of the seventh anniversary of the Closing Date (the "Mandatory Conversion Date"), in which case the aggregate Preferred Issuance Price of all shares of the Series A Preferred Stock plus accrued and unpaid dividends thereon held by each holder shall be converted into a number of shares of Common Stock determined by dividing such sum by a price per share of Common Stock (the "Fixed Conversion Floor Price") equal to 80% of the average of the Closing Prices for the 10 trading days ending on the day that is two business days prior to the Mandatory Conversion Date thereof; provided, that if the average of such Closing Prices is greater than or equal to $1.80, such conversion price shall be equal to $1.50 per share (the "Fixed Mandatory Conversion Rate").

(2) Conversion Prior to Mandatory Conversion Date. Prior to the Mandatory Conversion Date, all holders of Series A Preferred Stock shall have the right to convert each share of Series A Preferred Stock into ten shares of Common Stock, without giving effect to accrued and unpaid dividends, but subject to Section 6(e) below (the "Anti-dilution Adjustments").

(b) Series B Preferred Stock. Series B Preferred Stock is convertible in the same manner and subject to the same terms and conditions as provided for in Section 6(a) above with respect to the holders of Series A Preferred Stock.

(c) Series C Preferred Stock. (1) Mandatory Conversion. All holders of Series C Preferred Stock shall be required to convert all of the outstanding shares of Series C Preferred Stock as of the Mandatory Conversion Date, in which case the aggregate Preferred Issuance Price of all shares of the Series C Preferred Stock plus accrued and unpaid dividends thereon held by each holder shall be converted into a number of shares of Common Stock determined by dividing such sum by the Series C Issuance Price.

(2) Conversion Prior to Mandatory Conversion Date. Prior to the Mandatory Conversion Date, all holders of Series C Preferred Stock shall have the right to convert each share of Series C Preferred Stock into ten shares of Common Stock, without giving effect to accrued and unpaid dividends, but subject to the "Anti-dilution Adjustments".

(c) Conversion Procedure. (1) Before any holder of shares of Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.

(2) Each conversion of any shares of Preferred Stock shall be deemed to have been effected on the close of business on the date on which the certificate or certificates representing such Preferred Stock to be converted have been surrendered at the principal corporate office of the Corporation or the office of any transfer agent for the Preferred Stock. At such time as such conversion has been effected, the rights of the holder of such Preferred Stock as a holder shall cease, the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(3) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (6) below), the Corporation or its transfer agent shall deliver to the converting holder:

(i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(ii) payment in an amount equal to the amount payable under clause (6) below with respect to such conversion.

(4) The issuance of certificates for shares of Conversion Stock upon conversion of the Preferred Stock shall be made without charge to the holders of such Preferred Stock for any cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(5) The Corporation shall not close its books against the transfer of the Preferred Stock or of Conversion Stock issued or issuable upon conversion of the Preferred Stock in any manner which interferes with the timely conversion of the Preferred Stock. The Corporation shall assist and cooperate with any holder of the Preferred Stock or Conversion Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitations, making any filings required to be made by the Corporation).

(6) If any fractional interest in a share of Conversion Stock would, except for the provisions of this clause (6), be deliverable upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(7) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding shares of Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or market upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance and except for filings, notices of applicability and permissions solely within the control of, or laws and regulations solely applicable to, the holders of the Preferred Stock).

(e)  Anti-dilution Adjustments.  (1)  Changes in Common Stock.
In case the Corporation shall at any time or from time to time after the date of filing these Articles of Amendment (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing entity), then the number and kind of shares of capital stock of the Corporation or other assets that may be received upon the conversion of the Preferred Stock shall be adjusted to the number of shares of Conversion Stock and amount of any such securities, cash or other property of the Corporation which the holders would have owned or have been entitled to receive after the happening of any of the events described above had the Preferred Stock been converted immediately prior to the record date (or, if there is no record date, the effective date) for such event. An adjustment made pursuant to this clause (1) shall become effective upon the effective date of such payment, sub-division, combination or issuance as described above. Any Conversion Stock or other assets to be acquired as a result of such adjustment shall not be issued prior to the effective date of such event. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation. Notwithstanding any other provision of this Section 6(e)(1), an action described in Section 6(e)(1)(i), (ii) or (iii) hereof shall not affect the number of shares of Conversion Stock issued upon mandatory conversion of the Preferred Stock except by operation of Section 6(e)(5) hereof.

(2) Issuance of Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock that are not distributed to holders of Preferred Stock (any such rights, options, warrants or other securities, collectively, "Rights") (excluding rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest and excluding any Excluded Stock) at a subscription offering, exercise or conversion price per share (as defined below, the "offering price per share") which, before deduction of customary discounts and commissions, is lower than the current Market Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall be adjusted by multiplying the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock immediately prior to any adjustment in connection with such issuance or grant by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date of issuance or grant of such Rights plus the number of shares which the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the current Market Price per share of Common Stock on the record date, and the numerator of which is the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock issuable upon exercise of the rights. Such adjustment shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause, the "offering price per share" of Common Stock shall, in the case of Rights, be determined by dividing (x) the total amount received or receivable by the Corporation in consideration of the issuance of such Rights plus the total consideration payable to the Corporation upon exercise thereof (the "aggregate offering price"), by (y) the total number of shares of Common Stock covered by such Rights.

(3) Dividends and Distributions. In case the Corporation shall distribute to all holders of Common Stock any dividend or other distribution of evidences of its indebtedness or other assets (in each case other than cash dividends and other than as provided in clause (1) above in which the holders of the Preferred Stock are otherwise entitled to share, as provided herein) or Rights, then, in each case, all holders of the Preferred Stock shall be entitled to receive all of the same dividends, distributions or Rights, as the case may be, as the holders of Common Stock, on an as-converted basis, as and when distributed to the holders of Common Stock, at such time, if any, that the holders of the Preferred Stock shall have elected to convert such stock to Common Stock, as provided herein.

(4) Computations. For the purpose of any computation under clauses (1) and (2) above, the current Market Price per share of Common Stock at any date shall be as set forth in (i) the definition of Market Price for the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of
(A) the date as of which the Market Price is to be computed or
(B) the last full trading day before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by clause (1) or (2) or
(ii) any other arm's-length adjustment formula that the Board may use in good faith. In the event the Common Stock is not then publicly traded or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this clause (4) the current market price per share shall be the Fair Value thereof.

(5) Adjustment. Whenever the number of shares of Conversion Stock issuable upon voluntary conversion of the Series A Preferred Stock and Series B Preferred Stock is adjusted as provided under clause (1) or (2), the Fixed Mandatory Conversion Rate and the Fixed Conversion Floor Price shall be adjusted by multiplying such prices immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Conversion Stock issuable upon voluntary conversion of any shares of Series A Preferred Stock or Series B Preferred Stock immediately prior to such adjustment, and the denominator of which shall be the number of shares of Conversion Stock issuable upon voluntary conversion of any shares of Series A Preferred Stock or Series C Preferred Stock immediately thereafter. Whenever the number of shares of Conversion Stock issuable upon voluntary conversion of the Series C Preferred Stock is adjusted as provided under clause (1) or (2), the Series C Issuance Price shall be adjusted by multiplying such prices immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Conversion Stock issuable upon voluntary conversion of any shares of Series C Preferred Stock immediately prior to such adjustment, and the denominator of which shall be the number of shares of Conversion Stock issuable upon voluntary conversion of any shares of Series C Preferred Stock immediately thereafter.

(6) Securities. For the purpose of this Section 6, the term "shares of Common Stock" shall mean (i) the class of stock designated as Common Stock, without par value, of the Corporation on the date of filing this Certificate or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(7) Re-Adjustment. If, at any time after any adjustment to the number of Shares of Conversion Stock issuable upon conversion of the Preferred Stock and the Conversion Price shall have been made pursuant to clause (2) of this Section 6, any rights, options, warrants or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock by an amount (calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this
Section 6 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

(e) Reorganization, Reclassification Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to ensure that each of the holders of each share of the Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to ensure that the provisions of this Section 6 hereof shall thereafter be applicable to the Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(f) Notices. (1) Immediately upon any adjustment of the number of shares issuable upon conversion of the Preferred Stock, the Corporation shall give written notice thereof to all holders of the Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(2) The Corporation shall give written notice to all holders of the Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record of determining rights to receive any dividends or distributions. The Corporation shall also give written notice to the holders of the Preferred Stock at least 30 days prior to the date on which Organic Change shall occur.

SECTION 7.  Redemption.  (a)  Series A Preferred Stock.
(i) General. Subject to the provisions of Section 6 above, shares of Series A Preferred Stock may be redeemed by the Corporation, as follows, upon at least 45 days' and no more than 90 days' prior written notice, at a price equal to the sum of the aggregate Preferred Issuance Price of the Series A Preferred Stock plus accrued and unpaid dividends. From and after the third anniversary of the Closing Date, if the Closing Price shall be equal to or greater than $2.25 (subject to the anti-dilution adjustments described in Section 6(e)(1) above) for 20 out of any 30 consecutive trading days on or prior to any such applicable date (or, if thereafter, prior to any date for such a redemption if not effected prior thereto) (the "Redemption Price Condition"), the Corporation shall have the right to redeem one-third of the Series A Preferred Stock (as to the Preferred Issuance Price thereof), together with one-third of the then-accrued and unpaid dividends through such date. From and after the fourth anniversary of the Closing Date, if the Redemption Price Condition is met, the Corporation shall have the right to redeem an additional one-third of the Series A Preferred Stock (as to the Preferred Issuance Price thereof), together with one-half of the then-accrued and unpaid dividends at such date (or two-thirds of then-accrued and unpaid dividend at the second date if no Series A Preferred Stock was previously redeemed at or after the first such date). From and after the fifth anniversary of the Closing Date, if the Redemption Price Condition is met, the Corporation shall have the right to redeem the balance of the Series A Preferred Stock, together with the remaining accrued and unpaid dividends at such date. Prior to redemption, the Corporation must provide the applicable redemption notice within 60 days of the achievement of the Redemption Price Condition.

(ii) Early Redemption. The Series A Preferred Stock (or any portion thereof) may be redeemed by the Corporation prior to such three, four or five-year period, as applicable, only in the event the Corporation shall have reasonably determined, in good faith, after consultation with the original holder of shares of Series A Preferred Stock to abandon the development of the Technology (as defined in the Securities Purchase Agreement dated as of the Closing Date among the Corporation and Elan International Services, Ltd., a Bermuda corporation) or products based on the Technology.

(iii) Notice of Redemption. Not less than 45 days but not more than 90 days prior to the date of any redemption (each, a "Redemption Date"), as permitted by this Section 7(a), the Corporation shall send a written notice of redemption (the "Notice") to each holder of Series A Preferred Stock to be redeemed in the manner provided herein. The notice shall identify:

(1)	the Redemption Date;

(2)	the redemption price to be paid to such holder, as provided
above (the "Redemption Price"), and applicable to such Series A
Preferred Stock;

(3)	the number of shares of Common Stock into which a share of
Series A Preferred Stock, Series C Preferred Stock or Series C
Preferred Stock, as the case may be, is convertible;

(4)	the name and address of the transfer agent, if any, in
respect of the Series A Preferred Stock;

(5)	that Series A Preferred Stock called for redemption may be
converted by the holder, as otherwise provided herein, at any time before the close of business on the Redemption Date; and

(6)	that Series A Preferred Stock called for redemption must be
surrendered to the transfer agent at the office of the Corporation or its transfer agent to collect the Redemption
Price.

(iv) Effect of Notice of Redemption. Upon the Notice, Series A Preferred Stock called for redemption shall become due and payable on the Redemption Date, unless converted prior to such date, and at the Redemption Price stated in the Notice. Upon surrender to the Corporation or transfer agent shares shall be redeemed and the Redemption Price stated in the Notice shall be paid in cash in full.

(b) Series B Preferred Stock. Shares of Series B Preferred Stock shall be redeemable by the Corporation in the same manner and subject to the same terms and conditions as set forth for redemption of shares of Series A Preferred Stock in Section 7(a) above.

(c) Series C Preferred Stock. Shares of Series C Preferred Stock shall be redeemable by the Corporation in the same manner and subject to the same terms and conditions as set forth for redemption of shares of Series A Preferred Stock in Section 7(a) above, except that shares of Series C Preferred Stock shall be redeemed at a price equal to the sum of the aggregate Series C Issuance Price plus accrued and unpaid dividends.

SECTION 8. Registration of Transfer. The Corporation shall keep a register for the registration of the record holders of the Preferred Stock. Upon the surrender of any certificate representing any shares of Preferred Stock, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense, provided that the holder will be responsible for any transfer taxes if the certificate is register in a new name) a new certificate or certificates in exchange therefore representing in the aggregate the number of shares of the Preferred Stock, as applicable, represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of the Preferred Stock, as applicable, as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

SECTION 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder and an undertaking of indemnity from a creditworthy indemnitor shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of the Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

SECTION 10. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of these Articles of Amendment without the prior written consent of a Majority in Interest of each of the Series A
Preferred Stock, Series B Preferred Stock or Series C Preferred
Stock outstanding at the time such action is taken.

SECTION 11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier or telecopy service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).